Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Larry D. Zimpleman, Terrance J. Lillis and Karen E. Shaff, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person’s behalf individually and in each capacity stated below a Registration Statement on Form S-8 for the registration of 200,000 shares of Principal Financial Group, Inc. common stock to be issued under the Principal Financial Group, Inc. 2014 Directors Stock Plan, and 7,800,000 shares of Principal Financial Group, Inc. common stock to be issued under the Principal Financial Group, Inc. 2014 Stock Incentive Plan, pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person could do in person, hereby ratifying and confirming all that such attorney-in-fact or agent may lawfully do or cause to be done by virtue hereof.

Dated January 14, 2015

By /s/ Larry D. Zimpleman	By /s/ Dennis H. Ferro
Larry D. Zimpleman Chairman, Chief Executive Officer and Director	Dennis H. Ferro Director

By /s/ Terrance J. Lillis	By /s/ C. Daniel Gelatt, Jr.
Terrance J. Lillis Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	C. Daniel Gelatt, Jr. Director

By /s/ Daniel J. Houston	By /s/ Sandra L. Helton
Daniel J. Houston President, Chief Operating Officer and Director	Sandra L. Helton Director

By /s/ Betsy J. Bernard	By /s/ Richard L. Keyser
Betsy J. Bernard Director	Richard L. Keyser Director

By /s/ Jocelyn Carter-Miller	By /s/ Luca Maestri
Jocelyn Carter-Miller Director	Luca Maestri Director

By /s/ Gary E. Costley	By /s/ Elizabeth E. Tallett
Gary E. Costley Director	Elizabeth E. Tallett Director

By /s/ Michael T. Dan
Michael T. Dan Director